EXHIBIT 99.1

PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 - SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

The Private Securities Litigation Reform Act of 1995 provides a safe-harbor for forward-looking statements made by public companies. This safe-harbor protects a company from securities law liability in connection with forward-looking statements if the company complies with the requirements of the safe-harbor. As a public company, the Company has relied and will continue to rely on the protection of the safe harbor in connection with its written and oral forward-looking statements.

When evaluating the Company's business, you should consider:

  all of the information in this quarterly report on Form 10-QSB;

  the risk factors described in the Company's Form 10-KSB filed with the Securities and Exchange Commission on April 2, 2001; and

  the risk factors described below.

RISK FACTORS

Although the Company believes that the expectations reflected in its forward-looking statements are reasonable, the Company cannot guarantee future results, levels of activity, performance or achievements or other future events. Moreover, neither the Company nor anyone else assumes responsibility for the accuracy or completeness of forward-looking statements. You should consider the Company's forward-looking statements in light of the following risk factors and other information in this quarterly report. If any of the risks described below occurs, the Company's business, results of operation and financial condition could differ from those projected in its forward-looking statements. The Company is under no duty to update any of its forward-looking statements after the date of the quarterly report. You should not place undue reliance on forward-looking statements.

Limited Operating History; History of Losses; Increased Expenses

Imagis commenced operations in March 1998 and, therefore, has only a limited operating history upon which an evaluation of its business and prospects can be based. Imagis and its predecessors incurred net losses of $3,010,031 and $2,110,786 in the years ended December 31, 2000 and December 31, 1999, respectively. Imagis has never been profitable and there can be no assurance that, in the future, Imagis will be profitable on a quarterly or annual basis. Imagis plans to increase its operating expenses to expand its sales and marketing operations, fund greater levels of research and development, broaden its customer support capabilities and increase its administration resources. In view of the rapidly evolving nature of Imagis' business and markets and limited operating history, Imagis believes that period-to-period comparisons of financial results are not necessarily meaningful and should not be relied upon as an indication of future performance.

The Auditor's Report on Imagis' December 31, 2000 Consolidated Financial Statements includes additional comments by the auditor on Canada-United States reporting differences that indicate the financial statements are affected by conditions and events that cast substantial doubt on Imagis' ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

New Product Development

Imagis expects that a significant portion of its future revenue will be derived from the sale of newly introduced products and from enhancement of existing products, such as CABS and ID-2000. See "Note Regarding Forward-Looking Statements." Imagis' success will depend in part upon its ability to enhance its current products and to install such products in end-user applications on a timely and cost-effective basis. In addition, the Company must develop new products that meet changing market conditions, including changing customer needs, new competitive product offerings and enhanced technology. There can be no assurance that Imagis will be successful in developing and marketing on a timely and cost-effective basis, new products and enhancements that respond to such changing market conditions. If Imagis is unable to anticipate or adequately respond on a timely or cost-effective basis to changing market conditions, to develop new software products and enhancements to existing products, to correct errors on a timely basis or to complete products currently under development, or if such new products or enhancements do not achieve market acceptance, Imagis' business, financial condition, operating results and cash flows could be materially adversely affected. In light of the difficulties inherent in software development, Imagis expects that it will experience delays in the completion and introduction of new software products. See "Note Regarding Forward-Looking Statements."

Lengthy Sales Cycles

The purchase of a computerized arrest and booking system is often an enterprise-wide decision for prospective customers and requires Imagis (directly or through its business partners) to engage in sales efforts over an extended period of time and to provide a significant level of education to prospective customers regarding the use and benefits of such systems. In addition, an installation generally requires approval of a governmental body such as municipal, county or state government, which can be a time-intensive process and require months before a decision to be made. Due in part to the significant impact that the application of CABS has on the operations of a business and the significant commitment of capital required by such a system, potential customers tend to be cautious in making acquisition decisions. As a result, Imagis' products generally have a lengthy sales cycle ranging from three (3) to nine (9) months. Consequently, if sales forecast from a specific customer for a particular quarter are not realized in that quarter, the Company may not be able to generate revenue from alternative sources in time to compensate for the shortfall. The loss or delay of a large contract could have a material adverse effect on Imagis' quarterly financial condition, operating results and cash flows, which may cause such results to be less than analysts' expectations. Moreover, to the extent that significant contracts are entered into and required to be performed earlier than expected, operating results for subsequent quarters may be adversely affected.

Dependence on a Small Number of Customers

Imagis derives a substantial portion of its revenues, and it expects to continue to derive a substantial portion of its revenues in the near future, from sales to a limited number of customers, in particular the Alameda County, California police departments through Orion Scientific Systems, Inc. Unless and until the Company further diversifies and expands its customer base, the Company's success will depend significantly upon the timing and size of future purchase orders, if any, from its largest customers, as well as their product requirements, financial situation, and, in particular, the successful deployment of services using the Company's products. The loss of any one or more of these customers, significant changes in their product requirements, delays of significant orders could have a material adverse affect upon the Company's business, operating results and financial condition.

Dependence on Key Personnel

Imagis' performance and future operating results are substantially dependent on the continued service and performance of its senior management and key technical and sales personnel. Imagis intends to hire a number of additional technical and sales personnel. Competition for such personnel is intense, and there can be no assurance that Imagis can retain its key technical, sales and managerial employees or that it will be able to attract or retain highly qualified technical and managerial personnel in the future. The loss of the services of any of Imagis' senior management or other key employees or the inability to attract and retain the necessary technical, sales and managerial personnel could have a material adverse effect upon Imagis' business, financial condition, operating results and cash flows. With the exception of Andy Amanovich, the Company's Chief Technology Officer, and David Lutes, the Company's Chief Engineer, Imagis does not currently maintain "key man" insurance for any senior management or other key employees.

Dependence on Marketing Relationships

Imagis' products are primarily marketed by Imagis' business partners. Imagis' existing agreements with business partners of its products are nonexclusive and may be terminated by either party without cause. Such organizations are not within the control of Imagis, are not obligated to purchase products from Imagis and may also represent and sell competing products. There can be no assurance that Imagis' existing business partners will continue to provide the level of services and technical support necessary to provide a complete solution to Imagis' customers or that they will not emphasize their own or third-party products to the detriment of Imagis' products. The loss of these business partners, the failure of such parties to perform under agreements with Imagis or the inability of Imagis to attract and retain new business with the technical, industry and application experience required to market Imagis' products successfully could have a material adverse effect on Imagis' business, financial condition, operating results and cash flows.

Additionally, with respect to most sales, Imagis supplies products and services to a customer through a third-party supplier acting as a project manager or systems integrator. In such circumstances, Imagis has a sub-contract to supply its products and services to the customer through the prime contractor. In these circumstances, Imagis is at risk that situations may arise outside of its control that could lead to a delay, cost over-run or cancellation of the prime contract which could also result in a delay, cost over-run or cancellation of Imagis' sub-contract. The failure of a third-party supplier to supply its products and services or perform its contractual obligations to the customer in a timely manner could have a material adverse effect on Imagis' financial condition, results of operations and cash flows.

Competition

The markets for arrest and booking systems, and facial recognition software are highly competitive. Numerous factors affect Imagis' competitive position, including supplier competency, product functionality, performance and reliability of technology, depth and experience in distribution and operations, ease of implementation, rapid deployment, customer service and price.

Imagis primarily competes in the arrest and booking systems market with ImageWare Software, Smith & Wesson and Spillman. Imagis' primary competitors in the facial recognition software market with Miros (Trueface), Viisage Technology (Viisage Gallery) and Visionics (FaceIt).

Certain of Imagis' competitors have substantially greater financial, technical, marketing and distribution resources than Imagis. As a result, they may be able to respond more quickly to new or emerging technologies and changing customer requirements, or to devote greater resources to the development and distribution of existing products. There can be no assurance that Imagis will be able to compete successfully against current or future competitors or alliances of such competitors, or that competitive pressures faced by Imagis will not materially adversely affect its business, financial condition, operating results and cash flows.

Proprietary Technology

Imagis' success will be dependent upon its ability to protect its intellectual property rights. Imagis relies principally upon a combination of copyright and trade secret laws, non-disclosure agreements and other contractual provisions to establish and maintain its rights. The source codes for Imagis' products and technology are protected both as trade secrets and as unpublished copyrighted works. To date, Imagis has not applied for any patents or trademarks. As part of its confidentiality procedures, Imagis enters into nondisclosure and confidentiality agreements with each of its key employees, consultants, distributors, customers and corporate partners, to limit access to and distribution of its software, documentation and other proprietary information. There can be no assurance that Imagis' efforts to protect its intellectual property rights will be successful. Despite Imagis efforts to protect its intellectual property rights, unauthorized third-parties, including competitors, may be able to copy or reverse engineer certain portions of Imagis' software products, and use such copies to create competitive products.

Policing the unauthorized use of Imagis' products is difficult, and, while Imagis is unable to determine the extent to which piracy of its software products exists, software piracy can be expected to continue. In addition, the laws of certain countries in which Imagis' products are or may be licensed do not protect its products and intellectual property rights to the same extent as do the laws of Canada and the United States. As a result, sales of products by Imagis in such countries may increase the likelihood that Imagis' proprietary technology is infringed upon by unauthorized third-parties.

In addition, because third-parties may attempt to develop similar technologies independently, Imagis expects that software product developers will be increasingly subject to infringement claims as the number of products and competitors in Imagis' industry segments grow and the functionality of products in different industry segments overlaps. There can be no assurance that third-parties will not bring infringement claims (or claims for indemnification resulting from infringement claims) against Imagis with respect to copyrights, trademarks, patents and other proprietary rights. Any such claims, whether with or without merit, could be time consuming, result in costly litigation and diversion of resources, cause product shipment delays or require Imagis to enter into royalty or licensing agreements. Such royalty or licensing agreements, if required, may not be available on terms acceptable to Imagis or at all. A claim of product infringement against Imagis and failure or inability of Imagis to license the infringed or similar technology could have a material adverse effect on Imagis' business, financial condition, operating results and cash flows.

Exchange Rate Fluctuations

Because Imagis' reporting currency is the Canadian dollar, its operations outside Canada face additional risks, including fluctuating currency values and exchange rates, hard currency shortages and controls on currency exchange. Imagis does not currently engage in hedging activities or enter into foreign currency contracts in an attempt to reduce Imagis' exposure to foreign exchange risks. In addition, to the extent Imagis has operations outside Canada, Imagis is subject to the impact of foreign currency fluctuations and exchange rate charges on Imagis' reporting in its financial statements of the results from such operations outside Canada. Since such financial statements are prepared utilizing Canadian dollars as the basis for presentation, results from operations outside Canada reported in the financial statements must be restated into Canadian dollars utilizing the appropriate foreign currency exchange rate, thereby subjecting such results to the impact of currency and exchange rate fluctuations.

Risk of Software Defects

Software products as complex as those offered by Imagis frequently contain errors or defects, especially when first introduced or when new versions or enhancements are released. Despite product testing, Imagis has in the past released products with defects in certain of its new versions after introduction and experienced delays or lost revenue during the period required to correct these errors. Imagis regularly introduces new versions of its software. There can be no assurance that, despite testing by Imagis and its customers, defects and errors will not be found in existing products or in new products, releases, versions or enhancements after commencement of commercial shipments. Any such defects and errors could result in adverse customer reactions, negative publicity regarding Imagis and its products, harm to the Imagis' reputation, loss or delay in market acceptance or required product changes, any of which could have a material adverse effect upon its business, results of operations, financial condition and cash flows.

Product Liability

The license and support of products by the Company may entail the risk of exposure to product liability claims. A product liability claim brought against the Company or a third-party that the Company is required to indemnify, whether with or without merit, could have a material adverse effect on the Company's business, financial condition, operating results and cash flows.

Directors' and Officers' Involvement in Other Projects

Many of the officers and directors of Imagis serve as directors, officers and/or employees of companies other than Imagis. While Imagis believes that such officers and directors will be devoting adequate time to effectively manage Imagis, there can be no assurance that such other positions will not negatively impact an officer's or director's duties for Imagis.